Exhibit 99.1

Nuverra Announces Contract with XTO Energy for Pipeline Water Gathering, Delivery and Disposal Services in McKenzie County, North Dakota
-- 150-Mile Pipeline To Strengthen and Expand Nuverra’s Water Transportation Capabilities --
SCOTTSDALE, Ariz. (November 25, 2014) - Nuverra Environmental Solutions, Inc. (NYSE: NES) (“Nuverra” or “the Company”), a leading provider of full-cycle environmental solutions to energy end-markets, announced today that it has entered into a long-term definitive agreement with XTO Energy Inc. (“XTO”), a subsidiary of Exxon Mobil Corporation, to provide water-related pipeline services in McKenzie County, North Dakota.
Under the agreement, Nuverra will build the 150-mile McKenzie County Pipeline Network (“the Network”) to provide produced water gathering and disposal services and fresh water delivery. The XTO agreement is a long-term, fee-based gathering agreement.
“The construction of this pipeline represents a transformational step in our effort to become a fully-integrated environmental solutions provider in North Dakota,” said Mark Johnsrud, Chairman of the Board and Chief Executive Officer of Nuverra. “We are pleased to extend our relationship with XTO to serve their growing water management needs.”
“With significant increases in well density and growing water volumes, we believe our pipeline network represents an important complement to our transportation capabilities and provides sustainable and efficient water gathering and delivery solutions for our customers,” concluded Mr. Johnsrud.
The Network will serve XTO’s dedicated acreage, as well as other operator wells in the area. The Network will feature fixed, buried pipelines, which will include a gathering line to transport produced and flowback water for disposal or recycling and a distribution line for fresh water delivery.
The Network is projected to cost $125 million to $150 million, based on current engineering and construction specifications, with completion during the fourth quarter of fiscal 2015. Construction is expected to begin in May 2015.
About Nuverra
Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Interested parties can access additional information about Nuverra on the Company's web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC's web site at http://www.sec.gov.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipates," "intends," "plans," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," “confident,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of growth, revenues, business activity, adjusted EBITDA, pipeline and solids treatment initiatives, and landfill and treatment facility activities, as well as statements regarding expected project completion timing, possible divestitures, timing of such divestitures, acquisitions, financings, business growth and expansion opportunities, availability of capital, ability to access capital markets, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating goodwill and long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated, including risks that such transactions may fail to close due to unsatisfied closing conditions; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; low oil and or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; availability of materials, contractors and labor to complete construction projects; shifts in production among shale areas in which we operate and/or into shale areas in which we currently do not have operations; control of costs and expenses; obtaining required third-party consents and/or rights of way; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company's Current Report on Form 10-Q for the three months ended September 30, 2014, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company's other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov and the Company's web site at http://www.nuverra.com. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Source: Nuverra Environmental Solutions
Nuverra Environmental Solutions, Inc.
Liz Merritt, 480-878-7452
VP-Investor Relations & Communications
ir@nuverra.com

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The Piacente Group, Inc.
Don Markley or Glenn Garmont, 212-481-2050
nuverra@tpg-ir.com